UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
May 11, 2017
Date of report (Date of earliest event reported)
Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
4800 Montgomery Lane, Suite 220
Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01  Entry into a Material Definitive Agreement.
On May 11, 2017, Condor Hospitality Limited Partnership ("CHLP"), the operating partnership of Condor Hospitality Trust, Inc. (the "Company"), entered into a First Amendment to Credit Agreement among CHLP, as borrower, the Company and the subsidiary guarantors party thereto, as guarantors, KeyBank National Association and the other lenders party thereto, as lenders, and KeyBank National Association, as administrative agent (the "First Amendment").  The First Amendment amends the Credit Agreement dated as of March 1, 2017 (the "Credit Agreement").  The Credit Agreement is described in the Company's Current Report on Form 8-K dated March 1, 2017 and incorporated herein by reference.
The First Amendment increases the committed senior secured revolving credit facility (the "Facility") under the Credit Agreement from $90 million to $150 million.  The Credit Agreement includes an accordion feature that allows the Facility to be increased to $400 million, subject to certain conditions, including obtaining additional commitments from any one or more lenders.
The Facility is secured by first priority liens and security interests on the hotel properties in a collateral pool and the tangible and intangible personal property used in connection with such hotel properties.  The First Amendment requires that the hotel properties added to the collateral pool continue to be secured with first priority liens and security interests until the first time there are 12 Tier I properties in the collateral pool (Tier I properties generally include those branded by Marriott, Starwood Hotels, Hilton, Hyatt and IHG).  Thereafter, the First Amendment provides that hotel properties added to the collateral pool will be secured by a pledge of the equity interests in the subsidiaries of CHLP that own or lease such hotel properties.
The First Amendment also deletes the debt service coverage ratio covenant in the Credit Agreement and prohibits the Company from increasing its common stock dividend rate prior to September 30, 2017.
Some of the lenders in the Credit Agreement and / or their affiliates have other business relationships with the Company involving the provision of financial and bank-related services, including cash management and treasury services, and have participated in the Company's prior debt financings and sales of securities.
The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information reported under Item 1.01 above is incorporated herein by reference.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
10.1
First Amendment to Credit Agreement dated as of May 11, 2017 among Condor Hospitality Limited Partnership, as Borrower, Condor Hospitality Trust, Inc. and the other subsidiary guarantors party thereto, as Guarantors, Keybank National Association and the other lenders party thereto, as Lenders, and Keybank National Association, as Administrative Agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Condor Hospitality Trust, Inc.

Date: May 12, 2017	By: /s/ Jonathan Gantt
Name: Jonathan Gantt
Title: Chief Financial Officer

EXHIBIT INDEX

10.1
First Amendment to Credit Agreement dated as of May 11, 2017 among Condor Hospitality Limited Partnership, as Borrower, Condor Hospitality Trust, Inc. and the other subsidiary guarantors party thereto, as Guarantors, Keybank National Association and the other lenders party thereto, as Lenders, and Keybank National Association, as Administrative Agent.